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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-66738, 33-86946, 33-92878, 33-95050, 33-98170,
333-1632, 333-15655, 333-29431, 333-52417 and 333-58605), in the Prospectus
constituting part of the Registration Statement on Form S-3 (No. 333-41111) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-03696) of PETsMART, Inc. of our report dated February 26, 1999 appearing on page F-2 of this Form 10-K.

                                          PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
April 23, 1999